UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2014

 Commission file number 001-16111
GLOBAL PAYMENTS INC.
(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:     770-829-8234

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the flowing provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On November 14, 2014, Morgan M. Schuessler, President - International, notified Global Payments Inc. (the “Company”) of his decision to resign from the Company in order to pursue professional opportunities outside of the Asia-Pacific region. Mr. Schuessler’s resignation is effective November 20, 2014.

Item 5.07. Submission of Matters to a Vote of Security Holders.
On November 19, 2014, the Company held its 2014 Annual Meeting of Shareholders (the “Annual Meeting”). The Company’s shareholders voted on and approved all three proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on September 26, 2014. The final voting results were as follows:

Proposal 1. Election of the following directors:

Nominee	Votes in Favor	Votes Withheld
Jeffrey S. Sloan (Class I)	56,653,566	1,750,459
John G. Bruno (Class II)	58,194,566	209,459
Michael W. Trapp (Class II)	56,549,587	1,854,438
Gerald J. Wilkins (Class II)	56,608,559	1,795,466

Proposal 2. Approval, on an advisory basis, of the compensation of the Company’s named executive officers for the fiscal year ended May 31, 2014:

Votes in Favor	Votes Against	Abstentions
46,973,994	11,085,774	344,258

Proposal 3. Ratification of the reappointment of Deloitte & Touche LLP as the Company’s independent public accountants for the fiscal year ending May 31, 2015:

Votes in Favor	Votes Against	Abstentions
58,332,577	2,333,931	165,637

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL PAYMENTS INC

Date: November 20, 2014	By: /s/ Cameron M. Bready
Cameron M. Bready
Executive Vice President and Chief Financial Officer